CLYDE L. SMITH, Ph.D., P.Eng.
Consulting Geologist
#106-1680 56th Street, Delta, British Columbia, Canada V4L 2L6
Telephone: (604) 943-8405 Fax: (604) 943-8490
E-mail: c.smith@dccnet.com
March 29, 2007
SUNBERTA RESOURCES INC.

REPORT ON SOMBRIO RIVER AND LOSS CREEK PLACER CLAIMS,
VANCOUVER ISLAND, BRITISH COLUMBIA

Summary

Placer gold was discovered at Sombrio Point on the west coast of Vancouver Island by Spaniards in 1792. The placers were reportedly worked during the years 1900-1930 and in the 1970's and 1980's by several companies. Sunberta Resources Inc. is the owner of 7 placer claims that cover a total of 107 hectares along Sombrio River and Loss Creek; these drainages are upstream from the Sombrio Point placers and are the logical drainages down which gold was transported to the placer deposits at Sombrio Point. Results from 2 stream sediment samples from the vicinity of Sunberta's claims on the Sombrio River are reported to be anomalous in gold, indicating that potential for placer deposits may exist in this drainage. The Sunberta claims were examined by the author who found that significant thicknesses of gravels are located on the claims. A program of preliminary exploration under the direction of a consulting geologist on the Sunberta claims has been recommended in order to assess the potential for economic placer gold deposits on the claims. The work recommended includes construction of a road to provide access to the Sombrio River claims, refraction seismic surveys on cut lines to determine depth of gravels above bedrock, testing of gravels from selected locations for placer gold with the use of a sluice box, and assaying of gold-hearing samples to determine grade. The total budget recommended for this program is $182,000. Success with the preliminary program should lead to an expanded program that covers the entire claim blocks.

Introduction

This report has been prepared at the request of Sunberta Resources Inc. The company holds 100% ownership of the placer claims listed below. Sunberta has requested that the writer examine the geology of the claims and make recommendations for a staged program of exploration in an effort to identify and quantify a potential placer gold resource.

The author has reviewed all available reports previously written on the geology of the claims area as well as all published reports on the general geology of the area of the claims.

The author conducted a full one-day field examination of both the Sombrio River and Loss Creek claims area on February 2, 2007.
Disclaimer

As described below, there is a history of placer gold activity on the Sombrio Point placer deposits, which are located downstream from Sombrio River and Loss Creek. In addition, anomalous stream sediment sample results have been reported from the Sombrio River. Although the author has not collected or analyzed samples from the Sunberta claims, it is believed that the reports described below provide evidence that sufficient potential exists for placer gold on the Sunberta claims to justify a program of preliminary exploration.

Property Description and Location
The properties discussed in this report consist of seven placer claims clustered in two claim blocks, as listed in Table 1 and shown on Figures 1,2,3,4. The claims on Sombrio Creek are about 11 km southeast of Port Renfrew and consist of four tenures totaling 106.933 ha centered at approximate UTM coordinates E407000, N5376300.' The three Loss Creek claims, covering 107.013 ha, are approximately 17 km southeast of Port Renfrew at UTM

1 All UTM coordinates in this report are Zone 10U, using datum NAD 27.

E412300, N5372000. All seven claims are placer cell tenures acquired by David Zamida in 2006. In January, 2007 Sunberta Resources Inc., the current owner, acquired 100% of all seven tenures. Appendix 1 contains details on the placer tenures.

Table 1. Claim details[2]
Claim Name	Tenure Number	Tenure Type	Status	Good To Date	Area (ha)
Sombrio Creek
Sombrio 1	534246	Placer	Good	May 20, 2007	21.385
Sombrio 2	534247	Placer	Good	May 20, 2007	21.383
Sombrio 3	543740	Placer	Good	Oct 21, 2007	21.387
West Coast King	546350	Placer	Good	Dec 2, 2007	42.778
Loss Creek
No Loss Here	535498	Placer	Good	Jun 12, 2007	21.403
Maquinna	535641	Placer	Good	Jun 14, 2007	42.805
Loss Creek 3	546358	Placer	Good	Dec 2, 2007	42.805

Accessibility, Climate, and Infrastructure

Access to the Sombrio claims is by paved road on Highway 14 from Victoria to Loss Creek Provincial Park, then by gravel road approximately 6 km northeast up the Sombrio River. The Loss Creek claims can be accessed by gravel road about 4 km almost due east of Loss Creek Provincial Park. Water is abundantly available at both sites from surface streams. Power lines pass within several kilometers of both properties.

The claim blocks cover rugged topography ranging in elevation from 300-600 meters. Vegetation is heavy, consisting of riparian Northwest Coastal Forest dominated by Douglas fir, western red cedar, stands of alder, and thick underbrush. The climate of the area is amenable to year-round operations. Winter weather typically has heavy rain (annual precipitation is about 3,600 mm per year, most falling between October and January) but temperatures rarely fall below freezing. Summers have less rain, along with warmer weather well-suited to field operations.

History

Gold has been noted in the vicinity of Sunberta's claims since 1792, when the Spaniards first reported finding it. Clapp (1912) and the B.C. Geological Survey (2007) report that placer deposits in the area were worked for gold from about 1900 to 1930. These deposits appear to be between the mouth of the Sombrio River and Loss Creek, in the area of Sombrio Point. Sunberta's claims are upstream from these placers along the Sombrio River and Loss Creek; see Figures 1,2. Various parts of these Sombrio Point placers were worked again in the 1970s and 1980s by several companies, including Armside Mining Company Ltd., Triangle Ventures Ltd., and Nuspar Resources Ltd. (Whittles, 1973; Loring and Whittles, 1974; Walmsley, 1979; Sherwin, 1980; Kamil, 1982; Ulrich et al., 1984). In late 1983, Nuspar reported favorable results of 250,000,000 cubic yards of mineralized sediment at grades of up to 0.15 ounces gold per cubic yard, but were unable to confirm the values and dropped their claims in 1985 (George Cross News Letter, 1983-1985; Northern Miner, 1983-1984).

Work on the ground currently held by Sunberta has been limited. In 1983 and 1984, unicorn Resources, Inc. performed work in the vicinity of Sunberta's Sombrio claim group (Von Einsiedel, 1983; Vandepoll, 1984). Work included bedrock, soil, and stream sediment sampling, and blasting and trenching. The only results of note are two stream sediment samples from the Sombrio River that were anomalous in gold. One sample appears to be on Sunberta's Sombrio 1 claim (tenure number 534246) with a value of 15 ppb gold (labeled HM84-SMC-l on Vanderpoll, 1984, Figure 4). The other sample returned a gold value of 140 ppb and was just south of Sunberta's West Coast King claim, tenure number 546350; Vanderpoll labeled it HM84-SMC-3. Although not ore grade, these samples indicate the presence of gold in the sediment of the Sombrio River.

The author could find no record of previous work on the Loss Creek claims.

2 Information from B.C. Mineral Titles Online, http://wvw.mtonline.gov.bc.ca.

Geologic Setting

This portion of Vancouver Island is dominated by Tertiary and Cretaceous metasediments and volcanic rocks cut by several major east-west thrust faults. The Sombrio claim group is underlain by the Triassic to Cretaceous Leech River Formation, a succession of metagraywacke, meta-arkose, and felsic schist. The Loss Creek claims straddle the Leech River Fault, a major east-west-trending thrust fault that places the older Leech River Formation on top of the Eocene Metchosin volcanics, which consist of basalt flows and schistose metavolcanics (GSC, 1982).

As reported by Alley and Chatwin (1979), southern Vancouver Island saw glaciation between 13,000 and 19,000 years before present, with ice up to 1,200 m flowing south-southwest over the site of both properties. This glaciation left a variety of unconsolidated surficial glacial deposits, among them lacustrine sediments in Loss Creek laid down in an ice-dammed lake, and apparent deltaic deposits near Sombrio Point resulting from glacial runoff.

Mineralization and Deposit Types

The B.C. Geologic Survey (2007) reports that placer gold at Sombrio Point is likely "the remains of a glacial delta deposited by glacial and postglacial rivers that drained westward through the Leech River valley. The east side of the delta is cut by Loss Creek, and the west side, up to 3 kilometers away, by the Sombrio River." This report also states that gold in these sediments may have originated from quartz veins in the Leech River Formation.

Exploration

As noted above, the only previous exploration work conducted on or in the vicinity of the Sunberta claims, was carried out by Unicorn Resources, Inc. in 1983 and 1984. Sunberta has not conducted any exploration work or processed any samples from its claims.
Adjacent Properties

As noted above in History, several adjacent properties have been worked in the past for placer gold, with varying degrees of success. Other current mineral claims in the area are shown on Figures 1,2.

Recommended Program of Preliminary Exploration

The preliminary exploration program recommended for the Sunberta placer claims includes road building to provide access to the claims, refraction seismic surveying on cut lines to determine thickness of potential placer gravels above bedrock, and evaluation of the placer gold potential in the gravels by use of a sluice box and assays of selected samples. The seismic lines should be 500 m in length and spaced 200 m apart. The sluice box should be operated by a 2 man crew working under the direction of a geologist; both Sombrio River and Loss Creek provide ample water for sluicing year round. The geologist should designate sample locations based on access to representative gravels at locations where adequate thickness of gravels is indicated by results of the seismic survey. The preliminary program should be focused on the downstream claims on the Sombrio River claim block (546350) and on the Loss Creek claim block (546358). On both properties the program should be devoted to developing data over a length of 400 m along the streams. This would entail running 3 seismic lines on the above claims and sluicing selected gravels over this length. It is believed that this preliminary assessment of the potential for economic grade placer gold will be adequate. If it develops that encouraging results are obtained from the preliminary program then work should be expanded to cover the entire properties. In the case of the Sombrio River claims this would involve seismic surveying and sluicing over an additional length of 1400 m; in the case of the Loss Creek claims, over an additional length of 1800 m.

There is a gravel road up the Sombrio River valley that terminates in a quarry (at UTM coordinates: 406450 East, 5374780 North) approximately 1.0 kilometer from the south border of the claims (at UTM coordinates: 406750 East, 5375650 North). An old roadbed exists from the quarry and passes the length of the claims. This old road will have to be rebuilt to provide access through the property. It is recommended that the preliminary exploration program include rebuilding the road over a length of approximately 1.5 km; this would provide access to the south border of the claims and access over 0.5 km across the southernmost claim (546350). A preliminary estimate from a local contractor (Dale Malick of Three Point Property, Port Renfrew, B.C.) is a cost of approximately $50 per meter of road: estimated cost for 1.5 km of road building totals $75,000.

The gravel road up the Loss Creek valley is in adequate shape to provide access along the entire length of the claims. The road is overgrown along the sides but this could easily be cleared by line cutters.

Three refraction seismic survey lines of 500 m in length and spaced 200 m apart are shown for both the Sombrio River and Loss Creek claims on Figures 5 and 6; also shown are additional lines to cover the entire claim blocks. A preliminary estimate of the cost to conduct surveys on 6 lines (Russ Hilman of Frontier Geosciences, Inc. of North Vancouver) that includes managing the line cutting, gathering the survey data, interpretation of results, and mobilization-demobilization is approximately $25,000.

A transportable sluice box adequate for preliminary test work may be purchased for approximately $200 (Keene mobile sluice at Deakin Equipment, Vancouver).

Sluicing of gravels should be conducted under the direction of a consulting geologist over a period of approximately 3 weeks. At $1000 per day for 25 days (including report), the geologist should cost approximately $25,000. The 2 men operating the sluice should be local workers at a cost of $500 per day per man for 20 days, totaling approximately $20,000.

A backhoe or front-end loader will be required during sluicing to transport gravels from selected sites to the streams for sluicing. An estimate for this work is approximately $15,000.

The geologist should submit representative samples for gold assay to a reputable assayer. The estimated cost for assays is approximately $5,000.

Proposed Budget

Road construction	$75,000
Refraction seismic survey, line cutting	$25,000
Sluice box, transportation	$$500
Geologist	$25,000
Sluice operators	$20,000
Backhoe or front-end loader	$15,000
Assays	$5,000
Contingency @ 10%	$16,500
Total	$182,000

Conclusions

It is believed that sufficient indications of placer gold potential in the Sombrio Point placer gold deposits exists to justify a preliminary program of evaluation of the gravels on the Sunberta claims that cover the streams from which the Sombrio Point placers were most logically deposited. The above recommendations and budget are believed adequate to determine whether or not the potential for an economic grade placer gold deposit occurs on the Sunberta claims.
References

Alley, N.F., and S.C. Chatwin, 1979, Late Pliestocene history and geomorphology, southwestern Vancouver Island, British Columbia: Canadian Journal of Earth Sciences, v. 16, no. 9, p. 1645-1657.

B.C. Geological Survey, 2007, MINFILE Detail Report No. 092C 044, Sombrio Placers: available online at http://www.em.gov.bc.ca/Mining/Geolsurv/Minfile/App/Summary.aspx?minfilno=092C%20%20044; accessed January 22, 2007.

Clapp, C.H., 1912, Southern Vancouver Island: Geological Survey of Canada Memoir 13, Ottawa, Geological Survey of Canada.
George Cross News Letter, 1983a, no. 216, November 8, 1983: Vancouver, B.C., George Cross News Letter Ltd. George Cross News Letter, 1983b, no. 227, November 23, 1983: Vancouver, B.C., George Cross News Letter Ltd.

George Cross News Letter, 1984a, no. 5, January 9, 1984: Vancouver, B.C., George Cross News Letter Ltd.

George Cross News Letter, 1984b, no. 116, 1985: Vancouver, B.C., George Cross News Letter Ltd.

George Cross News Letter, 1984b, no. 35, 1984: Vancouver, B.C., George Cross News Letter Ltd.

George Cross News Letter, 1985a, no. 9, 1985: Vancouver, B.C., George Cross News Letter Ltd.

GSC (Geological Survey of Canada), 1982, Geologic map Nitinat Lake, B.C., Map 92C/NE.

Kamil, IL, 1982, Assessment work report, Loss Creek placer gold deposit: B.C. Ministry of Energy, Mines, and Petroleum Resources Mineral Exploration Assessment Report No. 10896, available online at http://www.em.gov.bc.ca/Mining/geolsurv/Aris/default.htm.

Loring, F.C., and A.B.L. Whittles, 1974, Geochemical report on Loss Creek claim groups: Technical report on file at B.C. Ministry of Energy, Mines, and Petroleum Resources, Victoria B.C.
Northern Miner, 1983a, December 8, 1983: Toronto. Northern Miner, 1983b, December 29, 1983: Toronto. Northern Miner, 1984, February 2, 1984: Toronto.

Sherwin, I.M., 1980, Sombrio Point alluvial gold deposit: Technical report on file at B.C. Geological Survey, Ministry of Energy, Mines and Petroleum Resources, Victoria B.C.

Ulrich, C.M., T.H.F. Reimchen, and E. Bakker, 1984, Report on geological evaluation of Sombrio Point placer property: B.C. Ministry of Energy, Mines, and Petroleum Resources Mineral Exploration Assessment Report No. 12407, available online at http://www.em.gov.bc.calMining/geolsurvlAris/default.htm.

Vandepoll, W., 1984, Report of fieldwork on the Sombrio 1-4, Goldridge 1-3, and Som 1-4 mineral claims: B.C. Ministry of Energy, Mines, and Petroleum Resources Mineral Exploration Assessment Report No.14214, available online at http://www.em.gov.bc.ca/Mining/geolsurvlAris/default.htm.

Von Einsiedel, C., 1983, Report on the Sombrio Group, A description of stream sediment, soil geochemical, and lithogeochemical surveys: B.C. Ministry of Energy, Mines, and Petroleum Resources Mineral Exploration Assessment Report No. 12311, available online at http:/Iwww.em.gov.bc.ca/Mining/geolsurv/Aris/default.htm.

Walmsley, M.E., 1979, Soil survey of PML 258 and PML 257 on Loss Creek for use in reclamation following mining exploration procedures: B.C. Ministry of Energy, Mines, and Petroleum Resources Mineral Exploration Assessment Report No. 07368, available online at http://www.em.gov.bc.ca/Mining/geolsurv/Aris/default.htm.

Whittles, A.B.L., 1973, Geophysical report on Loss Creek claim group: Technical report on file at B.C. Ministry of Energy, Mines, and Petroleum Resources, Victoria B.C.

Certificate and Consent of the Qualified Person (Author) for this Report

The Qualified Person (Author) for this report is: Clyde L. Smith, Ph.D, P.Eng., Consulting Geologist, of 1680 56th Street, Suite 106, Delta, British Columbia, Canada, V4L2L6

The title and date of this technical report is: "Report on Sombrio River and Loss Creek Placer Claims, Vancouver Island, B.C." dated March 29, 2007.
The Qualified Person's qualifications are included in the following Curriculum Vitae dated January 1, 2007.

The Qualified Person has examined the Sunberta placer claims and read all available technical literature on the geology of the claims area.

The Qualified Person is responsible for the conclusions and recommendations presented in this report.

The Qualified Person is an independent consulting geologist and is independent from the company Sunberta Resources, Inc.

The Qualified Person has read Canadian National Instrument 43-101 and certifies that this report has been prepared in compliance with the Instrument.

The Qualified Person certifies that as of the date of this report, to the best of his knowledge, information, and belief, the technical report contains all scientific and technical information that is required to be disclosed to make the technical report not misleading.

Signed:

/s/ Clyde L. Smith
Clyde L. Smith, Ph.D., P.Eng., Consulting Geologist March 29, 2007

CLYDE L. SMITH, Ph.D., P.Eng.

Consulting Geologist
11106-1680 56th Street, Delta, British Columbia, Canada V4L 2L6\
Telephone: (604) 943-8405 Fax: (604) 943-8490
E-mail: c,smith@dccnet.com

CURRICULUM VITAE
(Current to January 1, 2007)

Current positions	President, C.L. Smith Consultants, Vancouver, B.C.
Professional Engineer, Association of Professional Engineers and
Geoscientists of British Columbia, Vancouver, B.C.
Qualified Person (for preparing Canadian National Instrument 43-101 technical reports for mineral projects)

Academic	B.A., 1959, Carleton College, Northfield. MN
M.Sc., 1962, University of British Columbia, Vancouver, B.C.
Ph.D., 1966, University of Idaho, Moscow, ID
Additional year graduate study, University of California, Berkeley, CA
Served several years as Industrial Associate. School of Earth Sciences (includes departments of Geology, Geophysics, Applied Earth Sciences), Stanford University, Stanford, CA
Principal publication: "Sediment-Hosted Stratiform Lead-Zinc-Silver Deposits", 1983, in Revolution in the Earth Sciences, Kendall Hunt Publishing Co.

Listings	Who's Who in British Columbia, 1981 Who's Who in the Commonwealth, 1984

Professional, Business	Founded Ogilvie Joint Venture, 1974; partners Brinco Ltd. (Canadian subsidiary of Rio Tinto Ltd., London), Mitsubishi Metals, Inc., Tokyo, and Ventures West Capital Ltd., Vancouver. Discovered the
Jason lead-zinc-silver deposit, eastern Yukon Territory, Canada. Jason was the first discovery of a major stratiform lead-zinc-silver deposit made by a geologist using geological methods; all previously discovered major stratiform deposits occurred exposed on surface and were found by prospectors. The Jason deposit contains more than 2.0 billion pounds lead. 1.8 billion pounds zinc, 35 million ounces silver and exhibits potential for more reserves.

Co-founded Ventures West Minerals, 1979, and purchased control of Westley Mines Ltd., a Toronto Stock Exchange listed public company. Discovered the Santa Fe gold deposit, western Nevada, U.S.A. Santa Fe was the first discovery of a significant sediment-hosted (Carlin-Type) gold deposit in western Nevada. Santa Fe was sold to Corona Corp., Toronto. which initiated production in 1988 at 65,000 ounces gold per year. The Santa Fe deposit contained more than 400,000 ounces gold.

Co-founded Radcliffe Resources Ltd., 1984, a Vancouver Stock Exchange listed public company. Discovered the North Lake gold deposit, northern Saskatchewan, Canada. The North Lake deposit contains more than 200,000 ounces gold and exhibits potential for more reserves.

Co-founded La Esperanza Gold Explorations Ltd., 1993, a private British Columbia corporation, and entered into a U.S. $3.0 million joint venture funded by Mount Isa Mines Ltd. (Australia's second largest mining company), Brisbane, Australia. Discovered the Solidaridad gold-silver-copper deposit, Michoacan state, Mexico. Exploration drilling indicated that Solidaridad has the potential to be one of the principal new ore deposits in Mexico with an estimated minimum of 750,000 ounces gold. 2.3 million ounces silver and 44 million pounds copper.

Co-founded Kcrok, Inc., 2003, following five years of geologic investigations in the Lake Mead Domain, southern Nevada. Company holds large claim position covering extensive outcrops of a flat-lying unconsolidated sediment formation that is basin-fill for large structural basins. Bulk samples from widely scattered outcrops of 16-70 in thicknesses of the sediment have returned potentially economic grade gold and platinum assay and hydrometallurgical leach results. Evaluation currently in progress.

Currently President of Wits Basin Precious Minerals, Inc. Company has active exploration projects in South Africa. Mexico, Colorado.

Currently consulting geologist for El Capitan Precious Metals, inc. Led exploration program resulting in a measured resource with 2.7 million ounces gold, 1.5 million ounces platinum.

Sunberta Claims Location Map
Fort St. John
Terrace
Quesnel
Vernon
Nanaimo
Trail
Legend
Indian Reserves
National Parks
Parks
Mineral Tenures (Placer - LRDW)
Placer Claim
Placer Lease
Reserves (Placer - LRDW Sites)
Placer Claim Designation
Placer Lease Designation
No Staking Reserve
Conditional Reserve
Release Required Reserve
Surface Restriction
Recreation Area
Others
Mining Division (Placer - LRDW)
BCGS Grid
Contours (1:250K)
Annotation (1:250K)
Transportation - Points (1:250K)
San Juan River Estuary Ecological Reserve
San Juan Ridge Ecological Reserve
Juan De Fuca Park
PORT RENFREW
92C.058
92C.069
92C.070
92C.059
92C.060
92C.049
92C.050
Scale: 1:150,177
Map center: 48°31' N, 124°13' W
2.75
5.5 km.
This map is a user generated static output from an Internet mapping site and is for general reference only. Data layers that appear on this map may or may not be accurate, current, or otherwise reliable. THIS MAP IS NOT TO BE USED FOR NAVIGATION.

Figure 1. Placer claims in area of Sombrio Point, west coast of Vancouver Island, B.C.

Sombrio River
Loss Creek
West Coast Hwy.

Figure 2. Sunberta Resources, Inc. placer claims on Sombrio River and Loss Creek, west coast of Vancouver Island, B.C.

854
847
534247
534246
Malahat-Juan de Fuca
92C.059
761
543740
329590
546350
N

Figure 5
Scale 1:12,500
0 500 1000 m

Sunberta Resources Inc.

SOMBRIO RIVER PLACER CLAIMS

Proposed road construction, repair
Proposed refraction seismic lines
Sombrio River

329590
Malahat-Juan de Fuca
546317
546353
535641
509493
511767
511769
N
Scale 1:12,500
0
500
1000 m

Figure 6

Sunberta Resources Inc.

LOSS CREEK PLACER CLAIMS

Proposed refraction seismic lines
Loss Creek

Note: road access parallel to Creek, approximately 800 m to south

APPENDIX 1

Mineral Titles Online Viewer
Public Access

Tenure Detail

Tenure Number ID 546358
Tenure Type  Placer (P)
Tenure Sub Type Claim (C)
Title Type  Placer Cell Title Submission (PCX)
Mining Division
Good To Date  2007/dec/02
Issue Date  2006/dec/02
Termination Type
Termination Comments
Termination Date
Tag Number
Claim Name  LOSS CREEK 3
Old Tenure Code
Area In Hectares  42805

Map Numbers:
092C

Owners:
206306 SUNBERTA RESOURCES INC. 100.0%

Tenure Events:	Submitter		Event	Effective Date
	202028	Zamida, David Anthony	CEXT Claim Registration (Acquisition) (4114034)	2006/DEC/02
	202028	Zamida, David Anthony	BSLI Transfer of Ownership (Bill of sale Initiation) (4120170)	2007/JAN/05
	206306	Sunberta Resources Inc.	BSLC Transfer of Ownership (Bill of Sale Completion) (4122357)	2007/JAN/15

Mineral Titles Online Viewer
Public Access

Tenure Detail

Tenure Number ID  534246
Tenure Type  Placer (P)
Tenure Sub Type Claim (C)
Title Type  Placer Cell Title Submission (PCX)
Mining Division
Good to Date  2007/may/20
Issue Date  2006/may/20
Termination Type
Termination Comments
Termination Date
Tag Number
Claim Name   SOMBRIO 1
Old Tenure Code
Area in Hectares  21.385

Map Numbers:
092C

Owners:
206306 SUNBERTA RESOURCES INC. 100.0%

Tenure Events:	Submitter:		Event	Effective Date
	202028	Zamida, David Anthony	CEXT Claim Registration (Acquisition) (4084562)	2006/MAY/20
	202028	Zamida, David Anthony	BSLI Transfer of Ownership (Bill of sale Initiation) (4120170)	2007/JAN/05
	206306	Sunberta Resources Inc.	BSLC Transfer of Ownership (Bill of Sale Completion) (4122357)	2007/JAN/15

Mineral Titles Online Viewer
Public Access

Tenure Detail

Tenure Number ID  534247
Tenure Type  Placer (P)
Tenure Sub Type Claim (C)
Title Type  Placer Cell Title Submission (PCX)
Mining Division
Good to Date  2007/may/20
Issue Date  2006/may/20
Termination Type
Termination Comments
Termination Date
Tag Number
Claim Name   SOMBRIO 2
Old Tenure Code
Area in Hectares  21.383

Map Numbers:
092C

Owners:
206306 SUNBERTA RESOURCES INC. 100.0%

Tenure Events:	Submitter:		Event	Effective Date
	202028	Zamida, David Anthony	CEXT Claim Registration (Acquisition) (4084563)	2006/MAY/20
	202028	Zamida, David Anthony	BSLI Transfer of Ownership (Bill of sale Initiation) (4120170)	2007/JAN/05
	206306	Sunberta Resources Inc.	BSLC Transfer of Ownership (Bill of Sale Completion) (4122357)	2007/JAN/15

Mineral Titles Online Viewer
Public Access

Tenure Detail

Tenure Number ID  543740
Tenure Type  Placer (P)
Tenure Sub Type Claim (C)
Title Type  Placer Cell Title Submission (PCX)
Mining Division
Good to Date  2007/oct/21
Issue Date  2006/oct/21
Termination Type
Termination Comments
Termination Date
Tag Number
Claim Name   SOMBRIO 3
Old Tenure Code
Area in Hectares  21.387

Map Numbers:
092C

Owners:
206306 SUNBERTA RESOURCES INC. 100.0%

Tenure Events:	Submitter:		Event	Effective Date
	202028	Zamida, David Anthony	CEXT Claim Registration (Acquisition) (4107479)	2006/OCT/21
	202028	Zamida, David Anthony	BSLI Transfer of Ownership (Bill of sale Initiation) (4120170)	2007/JAN/05
	206306	Sunberta Resources Inc.	BSLC Transfer of Ownership (Bill of Sale Completion) (4122357)	2007/JAN/15

Mineral Titles Online Viewer
Public Access

Tenure Detail

Tenure Number ID  546350
Tenure Type  Placer (P)
Tenure Sub Type Claim (C)
Title Type  Placer Cell Title Submission (PCX)
Mining Division
Good to Date  2007/dec/02
Issue Date  2006/dec/02
Termination Type
Termination Comments
Termination Date
Tag Number
Claim Name   WEST COAST KING
Old Tenure Code
Area in Hectares  42.778

Map Numbers:
092C

Owners:
206306 SUNBERTA RESOURCES INC. 100.0%

Tenure Events:	Submitter:		Event	Effective Date
	202028	Zamida, David Anthony	CEXT Claim Registration (Acquisition) (4114025)	2006/DEC/02
	202028	Zamida, David Anthony	BSLI Transfer of Ownership (Bill of sale Initiation) (4120170)	2007/JAN/05
	206306	Sunberta Resources Inc.	BSLC Transfer of Ownership (Bill of Sale Completion) (4122357)	2007/JAN/15

Mineral Titles Online Viewer
Public Access

Tenure Detail

Tenure Number ID  535498
Tenure Type  Placer (P)
Tenure Sub Type Claim (C)
Title Type  Placer Cell Title Submission (PCX)
Mining Division
Good to Date  2007/jun/12
Issue Date  2006/jun/12
Termination Type
Termination Comments
Termination Date
Tag Number
Claim Name   NO LOSS HERE
Old Tenure Code
Area in Hectares  21.403

Map Numbers:
092C

Owners:
206306 SUNBERTA RESOURCES INC. 100.0%

Tenure Events:	Submitter:		Event	Effective Date
	202028	Zamida, David Anthony	CEXT Claim Registration (Acquisition) (4114025)	2006/JUN/12
	202028	Zamida, David Anthony	BSLI Transfer of Ownership (Bill of sale Initiation) (4120170)	2007/JAN/05
	206306	Sunberta Resources Inc.	BSLC Transfer of Ownership (Bill of Sale Completion) (4122357)	2007/JAN/15

Mineral Titles Online Viewer
Public Access

Tenure Detail
Tenure Number ID  535641
Tenure Type  Placer (P)
Tenure Sub Type Claim (C)
Title Type  Placer Cell Title Submission (PCX)
Mining Division
Good to Date  2007/jun/14
Issue Date  2006/jun/14
Termination Type
Termination Comments
Termination Date
Tag Number
Claim Name   MAQUINNA
Old Tenure Code
Area in Hectares  42.805

Map Numbers:
092C

Owners:
206306 SUNBERTA RESOURCES INC. 100.0%

Tenure Events:	Submitter:		Event	Effective Date
	202028	Zamida, David Anthony	CEXT Claim Registration (Acquisition) (4088092)	2006/JUN/14
	202028	Zamida, David Anthony	BSLI Transfer of Ownership (Bill of sale Initiation) (4120170)	2007/JAN/05
	206306	Sunberta Resources Inc.	BSLC Transfer of Ownership (Bill of Sale Completion) (4122357)	2007/JAN/15